WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>              5
                       1,000

Period type                     9 mos
Fiscal year end                 12/31/98
Period start                    1/1/98
Period end                      09/30/98
Cash                            23,195
Securities                      693
Receivables                     80,464
Allowances                      (4,585)
Inventory                       7,475
Current assets                  121,986
PP&E                            93,758
Depreciation                    (47,627)
Total assets                    251,166
Current liabilities             74,615
Bonds                           0
Preferred mandatory             0
Preferred                       0
Common                          618
Other SE                        104,425
Total Liability and Equity      251,166
Sales                           330,071
Total Revenue                   330,071
CGS                             233,458
Total costs                     233,458
Other expenses                  77,357
Loss provision                  0
Interest expense                (2,134)
Income pre tax                  18,267
Income tax                      7,788
Income continuing               10,479
Discontinued                    0
Extraordinary                   0
Changes                         0
Net income                      10,479
EPS basic                       .99
EPS diluted                     .94

